Exhibit 10.8

Equity Transfer Agreement

among

Jiangsu Baozhe Electric Technologies Co., Ltd.

and

[Liu Yuxing]

[Changzhou Cenbird Electric Bicycle Manufacturing Co., Ltd.]

[Fang Yan]

as Regards

[Jiangsu Cenbird E-Motorcycle Technologies Co., Ltd.]

[September 6], 2019

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This Equity Transfer Agreement between Jiangsu Baozhe Electric Technologies Co., Ltd. and Liu Yuxing as Regards Jiangsu Cenbird E-Motorcycle Technologies Co., Ltd. (“the Agreement”) is made as of [September 6], 2019 in Changhzhou, Jiangsu, China by and among:

Party A: [Jiangsu Baozhe Electric Technologies Co., Ltd.] (“Transferee”)

Legally represented by Ye Jianhui, having the unified social credit code of [91320412MA1YTEQU70] and the address at [Room A508, Science and Technology Industry Building, Jiangsu Research Institute, Dalian University of Technology, Changzhou Science and Education Town, No. 18, Changwu Central Road, Wujin District, Changzhou]

Party B: Liu Yuxing (“Transferor”), a natural person having the capacity for civil rights and civil conduct required to enter into and perform the Agreement in pursuance of the laws of the People’s Republic of China, the ID card number of [320421197301175219] and the address at [Room 1301, Building 10, Central Garden, Xinbei District, Changzhou City, Jiangsu Province].

Party C: [Changzhou Cenbird Electric Bicycle Manufacturing Co., Ltd.], legally represented by Zhang Jianping, having the unified social credit code of [91320412726635160G] and the address at [No. 802 Xiliutang Village, Hengshanqiao Town, Wujin District, Changzhou City, Jiangsu Province]

Party D: Fang Yan, a natural person having the capacity for civil rights and civil conduct required to enter into and perform the Agreement in pursuance of the laws of the People’s Republic of China, the ID card number of [320483197512075225] and the address at [No. 181 Zhangnian Village, Huangtang Town, Danyang City, Jiangsu Province]

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Whereas:

1. Jiangsu Cenbird E-Motorcycle Technologies Co., Ltd. (“the Company”) was established on May 7, 2018 and has a registered capital of RMB10 million, where Party B holds 51% of the equity of the Company and subscribed a capital contribution of RMB5.1 million, with a pain-in capital of 0, and Party D holds 49% of the equity of the Company and subscribed a capital contribution of RMB4.9 million, with a pain-in capital of RMB1 million.

2. Party B intends to transfer the 51% equity it holds in the Company and the subscribed capital contribution of RMB5.1 million, in full to Party A; Party A will receive such equity. After the completion of the transfer, Party B will hold no more equity in the Company and Party A will succeed Party B’s original obligation of paying the capital contribution to the Company.

3. Party B is the actual controller of Changzhou Cenbird Electric Bicycle Manufacturing Co., Ltd. (“Party C” or “Changzhou Cenbird”), which is a manufacturer of electric bicycles and has hundreds of distributors in Jiangsu, Anhui, Shandong, Hebei and several other provinces. In addition, Jiangsu Century Lanxiang Motorcycle Co., Ltd., an affiliate in which Party B actually participates, is a manufacturer of electric motorcycles, electric mopeds and motorcycles. There is a legal conjugal relation between Party B and Party D.

4. Party A is dedicated to the provision of short-range traffic package solution, owns an IOT lithium battery and electric bicycle leasing platform and a New National Standard-based electric bicycle factory, and has extensive resources and advantages in capital operation and new retail marketing promotion. Party A plans to form a whole-industry product chain of electric bicycles in three to five years.

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NOW THEREFORE, after friendly consultation, the Parties agree as follows:

Article 1 Equity Transfer Arrangement

1.1 Equity transfer price

Party B intends to transfer the 51% equity it holds in the Company (hereinafter referred to as “the Equity”) to Party A, and after friendly consultation, Party A agrees to receive such Equity, and both Parties agree that the equity transfer price is RMB0.

1.2 Both Parties acknowledge that the following conditions have been met on the date hereof:

(1) this equity transfer arrangement is agreed by the resolution of shareholders’ meeting of the Company;

(2) the other shareholder of the Company (namely, Party D) issues a written statement indicating that she agrees to waive the right of first refusal on the Equity.

1.3 Party B shall at the cost of the Company assist and cooperate in making the industrial and commercial registration of changes hereunder within 15 working days after the execution of the Agreement.

Article 2 Cooperative Operation of the Company

2.1 Operation and management team of the Company

In consideration of the continuity of the operation and management of the Company, after the completion of this equity transfer, the Company shall still be operated and managed by the team with Party B as its core so as to give full play to the practical experience of the existing team in the areas of electric bicycle and electric motorcycle. The Company has no board of directors, but an executive director, who shall be a representative designated by Party A. Party B shall serve as the general manager (legal representative) of the Company within [three] years after the completion of this equity transfer. The Company has no board of supervisors, but a supervisor, who shall be a representative designated by Party B. Party A has the right to appoint the finance chief of the Company, who shall fully participate in the financial accounting and financial management of the Company.

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2.2 Business operation of the Company

2.2.1 Within two years after Party A formally becomes the controlling shareholder of the Company, Party B, Party C and Party D undertake to facilitate the Company to achieve the following business objectives:

(1) the paid-in capital contribution is made to the Company pro rata;

(2) the trademark “Cenbird” owned by Party C is transferred to the Company free of charge;

(3) the existing electric bicycle and electric motorcycle design and R&D team and sales, operation and management team of Party C are transferred to the Company, and Party C only retains the electric bicycle manufacturing and the sales business of motorcycle and tricycle segments;

(4) the existing distribution channels of Party C are fully open to the Company, and paragraph (2) above is gradually realized;

(5) the subsequent cooperative business between Party C and eUrban LLC is transferred to the Company; the cooperative business between Party C and BAMBOOBIKE (an Israeli company) is transferred to the Company; the other existing export business of Party C is transferred to the Company;

(6) the Company chooses OEM or ODM cooperating organizations through a market-based mechanism.

2.2.2 Within one year after becoming the controlling shareholder of the Company, Party A undertakes to:

(1) in addition to making paid-in capital contribution to the Company pro rata, provide the Company with an additional liquidity loan of no less than RMB3 million free of charge, and subject to Party B, Party C and Party D’s procuring the achievement of objectives set forth in Section 2.2.1, continue to provide the Company with liquidity loans free of charge;

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(2) take advantage of its own superior resources in e-commerce platform operation and integrated online and offline sales and mobilize its subordinate enterprises to provide free technical and service support for the online promotion and marketing of the Company;

(3) energize outlets of the Company and Changzhou Cenbird, promote the integration and optimization of offline distribution resources of Changzhou Cenbird, and assist it in building a new retail mode combining online and offline resources by virtue of the IOT operation platform and intelligent hardware;

(4) make the Company the core enterprise under Party A.

2.3 The operating and financial leverage of the Company: both Party A and Party B may increase the operating leverage of the Company by virtue of their respective industrial resources; provided that the Company shall take on no liability with interest without the unanimous consent of Party A, Party B and Party D.

Article 3 The Parties’ Representations and Warranties

3.1 Party A’s Representations and warranties

3.1.1 Party A is a body corporate lawfully established and validly existing in accordance with the laws of the People’s Republic of China, and has full capacity for civil conduct to execute and perform the Agreement.

3.1.2 Party A’s execution and performance of the Agreement is the true expression of its intentions, is agreed, approved and authorized as necessary, and is free of any defect in law.

3.1.3 Party A’s execution and performance of the Agreement violates no laws, regulations or contracts binding upon or affecting it; the Agreement constitutes its lawful, valid and binding obligation once being executed and coming into effect.

3.1.4 Party A will actively and promptly execute all such documents and actively perform all such actions as necessary for the successful implementation of the covenants hereunder.

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3.1.5 Party A is obliged to immediately notify Party B of any circumstance that is likely to have an effect on the Agreement for whatever reason from the date hereof and take necessary measures to avoid or reduce such effect.

3.1.6 Party A warrants that it will pay the transfer price, the paid-in capital contribution to the Company and the liquidity loans out of funds it lawfully has and is entitled to dispose of.

3.2 Representations and Warranties of Party B, Party C and Party D

3.2.1 Party B, as a resident of the People’s Republic of China, is qualified to execute the Agreement in pursuance of the laws of PRC, has the capacity for civil rights and civil conduct to execute and perform the Agreement, and is able to perform the obligations hereunder and bear civil liability in his own name; Party C is a body corporate lawfully established and validly existing in accordance with the laws of the People’s Republic of China, and has full capacity for civil conduct to execute and perform the Agreement; Party D, as a resident of the People’s Republic of China, is qualified to execute the Agreement in pursuance of the laws of PRC, has the capacity for civil rights civil conduct to execute and perform the Agreement, and is able to perform the obligations hereunder and bear civil liability in her own name.

3.2.2 The execution and performance of the Agreement by Party B, Party C and Party D violates no laws, regulations, articles of association or contracts binding upon or affecting them, and they have been duly authorized to execute the Agreement; the Agreement constitutes its lawful, valid and binding obligation once being executed and coming into effect.

3.2.3 Party B lawfully owns the equity of the Company for this transfer and the de facto control of Changzhou Cenbird and has the full capacity for civil rights and civil conduct to dispose of the Equity in accordance with the Agreement and to perform other obligations hereunder.

3.2.4 Party B undertakes that the Equity to be transferred are clear of external guarantee, mortgage or other implicit debt burden, and the Company has no external guarantee or liabilities, and Party B is willing to be liable for all losses caused to Party A in this regard.

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Article 4 Confidentiality

4.1 The Parties are obliged to keep confidential all information they know hereunder, including without limitation the operating condition, financial condition, trade secret, know-how and all other information of the Parties, and no Party shall disclose or use any of such information unless expressly provided by laws or expressly required by any judicial organ.

4.2 The Parties shall adopt a unified approach agreed to making external disclosure or dissemination of this equity transfer to ensure no infringement of the reputation of the Parties; without the consent of the other Parties, no Party shall make any oral or written public statement about this equity transfer.

Article 5 Notice and Service

5.1 Any notice or other correspondence (collectively “Correspondence”) from any Party to another Party shall be sent by personal delivery, express delivery, registered letter or fax according to the contact information of such another Party set forth herein and be deemed to have been served:

(1) if sent by personal delivery, on the date of the personal delivery;

(2) if sent by express delivery or registered letter, on the date when the receiving Party signs for it; if the receiving Party fails or refuses to sign for it, on the third working day following the date indicated on the voucher for sending held by the sending Party or on the receipt of domestic registered letter;

(3) if by fax, when the sending Party receives the confirmation receipt generated by the fax machine;

(4) if by the combination of the foregoing, when it reaches the receiving Party earliest.

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Article 6 Governing Law and Dispute Resolution

6.1 The execution, effect, construction and performance of the Agreement and the settlement of disputes shall be governed by laws of PRC.

6.2 Any dispute among the Parties arising from the Agreement shall be first resolved through friendly consultation. Where such consultation fails, any Party may apply to China International Economic and Trade Arbitration Commission for arbitration, and the arbitral proceedings shall be conducted in Shanghai. The Parties shall continue to exercise other rights and perform other obligations hereunder except for the disputed matters.

Article 7 Miscellaneous

7.1 The Agreement shall come into force upon the affixation of signatures and official seals by the legal representatives or authorized representatives of the Parties.

7.2 The Agreement is made in four copies, with each Party holding one copy, and all copies shall have equal legal effect.

(No text below)

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(This page contains no text and is the signature page to the Equity Transfer Framework Agreement among Jiangsu Baozhe Electric Technologies Co., Ltd. and Liu Yuxing, Changzhou Cenbird Electric Bicycle Manufacturing Co., Ltd. and Fang Yan as Regards Jiangsu Cenbird E-Motorcycle Technologies Co., Ltd.)

Party A: Jiangsu Baozhe Electric Technologies Co., Ltd.

(Seal):

Legal Representative/Authorized Representative (signature):

Party B (signature):

Party C: Changzhou Cenbird Electric Bicycle Manufacturing Co., Ltd.

(Seal):

Legal Representative/Authorized Representative (signature):

Party D (signature):

This Agreement is executed by the foregoing Parties on [September 6], 2009 in Changzhou, Jiangsu, China

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